BOSTON CAPITAL TAX CREDIT FUND IV, L.P.


CERTIFICATION AND AGREEMENT
OF
PYRAMID FOUR LIMITED PARTNERSHIP



	CERTIFICATION AND AGREEMENT made as of May 1, 1998, by PYRAMID FOUR LIMITED PARTNERSHIP, a Missouri limited partnership (the Operating Partnership); PHILLIPS DEVELOPMENT CORPORATION, an Arkansas corporation (referred to herein, even if only one, as the Operating General Partners); for the benefit of BOSTON CAPITAL TAX CREDIT FUND IV, L.P. (the Investment Partnership), Boston Capital Associates IV, L.P., a Delaware limited partnership (the Investment General Partner), PEABODY & BROWN and certain other persons or entities described herein.

	WHEREAS, the Operating Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an Agreement of Limited Partnership of the Operating Partnership dated as of May 1, 1998 (the Operating Partnership Agreement), in accordance with which the Investment Partnership will make substantial capital contributions to the Operating Partnership;

	WHEREAS, the Investment Partnership and Investment General Partner have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Operating Partnership; and

	WHEREAS, Peabody & Brown, as counsel for the Investment
Partnership, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction;

	NOW, THEREFORE, to induce the Investment Partnership to enter into the Operating Partnership Agreement and become a limited partner of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership and the Operating General Partners hereby agree as follows for the benefit of the Investment Partnership, Investment General Partner, Peabody & Brown and certain other persons hereinafter described.

	1.	Representations, Warranties and Covenants of the
Operating Partnership and the Operating General
Partners

	The Operating Partnership and the Operating General Partners jointly and severally represent, warrant and certify to the Investment Partnership, Investment General Partner and Peabody &
Brown that, with respect to the Operating Partnership, as of the date hereof:

	A.	The Operating Partnership is duly organized and in good
standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the Apartment Complex) and conduct its business; the Operating Partnership, the Operating General
Partners have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership and the Operating General Partners have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or any Operating General Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or any Operating General Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership and the Operating General Partners, enforceable against each of them in accordance with its terms.

	B.	The Operating General Partners have delivered to the
Investment Partnership, the Investment General Partner or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Operating Partnership. All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Investment Partnership, the Investment General Partner or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The financial statements for the Operating General Partners and their affiliates previously delivered fairly present the financial condition of such parties as of the dates of said financial statements and since the date of such financial statements there has been no material adverse change in the financial position of any of the Operating General Partners or such affiliates. The estimates of occupancy rates, operating expenses, cash flow, depreciation and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Operating General Partners.

	C.	As of the date hereof, each of the representations
contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership and the Operating General Partners and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

	D.	Each of the representations and warranties contained in
the Operating Partnership Agreement is true and correct as of the date hereof.

	E.	 Each of the covenants and agreements of the Operating
Partnership and the Operating General Partners contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

	F.	All conditions to admission of the Investment
Partnership as the investment limited partner of the Operating
Partnership contained in the Operating Partnership Agreement have been satisfied.

	G.	No default has occurred and is continuing under the
Operating Partnership Agreement or any of the Project Documents
(as said term is defined in the Operating Partnership Agreement) for the Operating Partnership.

	H.	The Operating General Partners agree to take all
actions necessary to claim the Projected Credit, including, without limitation, the filing of Form(s) 8609 with the Internal
Revenue Service.

	I.	No person or entity other than the Operating
Partnership holds any equity interest in the Apartment Complex.

	J.	The Operating Partnership has the sole responsibility
to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment
Complex.

	K.	The Operating Partnership, except to the extent it is
protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

	L.	No person or entity except the Operating Partnership
has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

	M.	No Operating General Partner is related in any manner
to the Investment Partnership, nor is any Operating General
Partner acting as an agent of the Investment Partnership.

	N.	The Apartment Complex contains no substance known to be
hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating
Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water
Act, Resource Conservation and Recovery Act, Toxic Substance
Control Act, Safe Drinking Water Control Act, Comprehensive
Environmental Resource Compensation and Liability Act, or
Occupational Safety and Health Act has occurred or is continuing.
Neither the Operating Partnership nor any Operating General
Partner or Original Limited Partner has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

	O.	The fair market value of the Apartment Complex exceeds
the total amount of indebtedness encumbering the Apartment
Complex and is expected to continue to do so throughout the term of such indebtedness.

	P.	The Apartment Complex does not receive assistance under
the HUD Section 8 Moderate Rehabilitation Program, other than under the Stewart B. McKinney Homeless Assistance Act of 1988.

	Q.	The Apartment Complex is not in violation of any State
or local health or building code or regulation.

	R.	1998 low-income housing tax credit authorization in the
amount of at least $288,028 per annum and $288,028 per annum in Missouri Tax Credits for the Apartment Complex have been obtained by the Operating Partnership from the tax credit agency of the State of Missouri and is in full force and effect.

	S.	The Operating Partnership has validly elected under
Section 42(b)(2)(A)(i) of the Code to apply the credit percentage determined for the month the Property is placed in service with respect to the qualified basis of the Property.

	T.	All 47 low-income dwelling units in the Property will
be leased to persons who satisfy the income restrictions under
Section 42(g)(1) of the Code at rents satisfying the rent restrictions of Section 42(g)(2) of the Code.

	U.	All qualified low income dwelling units in the Property
will be occupied by tenants under leases with terms of not less than six months.

	V.	The Operating General Partners agree to take all
actions necessary to claim the Projected Credit, including, without limitation, the filing of Form(s) 8609 with the Internal
Revenue Service.

	2.	Indemnification

	A.	The Operating General Partners (for purposes of this
Section 2.A, the Indemnifying Parties or, individually, an Indemnifying Party) agree to indemnify and hold harmless the Investment Partnership, Investment General Partner (for purposes of this Section 2.A, the Indemnified Parties or, individually, an Indemnified Party) and each officer, director, employee and person, if any, who controls any party against any losses, claims, damages or liabilities (collectively, Liabilities), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of his representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenals (PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending against any such Liability or action; provided, however, that the Indemnifying Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying
Party may otherwise have.

	B.	No Indemnifying Party shall be liable under the
indemnity agreements contained in Section 2.A unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in
Section 2.A. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof, other than the reasonable costs of investigation.

	3.	Miscellaneous

	A.	This Certification and Agreement is made solely for the
benefit of the Operating Partnership, the Operating General
Partners, Investment General Partner, Peabody & Brown and the
Investment Partnership (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

	B.	This Certification and Agreement may be executed in
several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

	C.	Terms defined in the Operating Partnership Agreement
and used but not otherwise defined herein shall have the meanings given to them in the Operating Partnership Agreement.


	IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.


OPERATING PARTNERSHIP:

PYRAMID FOUR LIMITED
PARTNERSHIP


By:	Phillips Development
 Corporation,
	its general partner

	By: /s/ Elizabeth Small
	Its President

OPERATING GENERAL PARTNER:


PHILLIPS DEVELOPMENT
CORPORATION

	By: /s/ Elizabeth Small
	Its President



Attachments

Exhibit A	Fact Sheet

Exhibit B	Certificate re: Lack of Disqualifications


Exhibit A

                   PYRAMID FOUR LIMITED PARTNERSHIP
                            FACT SHEET


1. Construction Financing

A. Lender:	Midland Mortgage Investment
	 Corporation
B. Mortgage Amount:	Up to $1,328,315
C. Note Date:	Not yet closed
D. Interest Rate:	prime + 2% or 10.5%
E. Guarantor:	Phillips Development
	 Corporation
F. Term:	24 months
G. Fee:	1%

2. Permanent Financing

A. Lender:	Midland Mortgage Investment
	 Corporation
B. Amount:	Up to $685,000
C. Note Date:			Not yet closed
D. Interest Rate:			50 Basis Points Over
 Fannie Mae LIHTC
percentage
E. Term:		360 months
 	Fee:		1.5%

3. Grant

 A.  Grantor:		Missouri Housing Development
 		Commission
 B.  Grant Amount:		$200,000
 C.  Grant Date:		Not yet closed


4. Eligible Basis		$3,232,793

5. Qualified Basis:		$3,232,793

6. GP Capital Contribution		$100

7. Type of Credit:		9%

8. Rent-up Schedule (47 Units):

 	19% occupancy by August, 1999
 	40% occupancy by September, 1999
 	59% occupancy by October, 1999
 	80% occupancy by November, 1999
 	100% occupancy by December, 1999

 	(One additional unit is for resident manager)

9. Projected Credit to the
 Investment Partnership:  $2,879,990 (99.99% total credit)


A. $71,000 for 1999;
B. $287,999, per annum for each of the years 2000 through 2008; and
C. $216,999 for 2009.

10. Total Projected Credit: $2,880,280 (100% of total credit)
A. $71,007 for 1999;
B. $288,028 per annum for each of the years 2000 through 2008 (inclusive); and
C. $217,021 for 2009.

11. Missouri Projected Credit:
A. $71,007 for 1999;
B. $288,028 for each of the years 2000 through 2008
    (inclusive); and
C. $217,021 for 2009.

12. Tax Credit Approval:
A. Application
 1.  Date:	November 24, 1997
 2.  Credit Amount Requested:	$303,080
 3.  Missouri Credit Amount
 	Requested	$303,080

B. Reservation
 1.  Date:
 2.  Credit Amount Reserved:	$288,028
 3.  Missouri Credit Amount
 	Reserved	$288,028

13. Apartment Complex
A. Name:	Sterling Creek Apartments
 	Address:	3302-3310 South Sterling
Avenue, 	Independence,	Missouri
B. County	Jackson
C. Type of Project:	Family

14. Area Median Income
 	(1998):	$49,500
15. Type of Apartments:
                                                Utility
 Unit Size   Number   Square Feet    Rent       Allowance

 2 bedroom      1      1040      manager unit
 2 bedroom     23      1040          $383         $63
 3 bedroom     24      1186          $475         $85

16. Rental Assistance:	N/A
17. Annual Operating Expenses
 (2000):	$127,396
18. Annual Replacement Reserve
 Account Deposit: 	$13,600
19. Amount of Annual Reporting Fee
 (commencing in 2000):	$2,000
20. Amount of Annual Partnership
 Management Fee (commencing
   in 2000)	$2,000
21. Amount of Total Depreciable
 Base Allocated to Personal
 Property:	$53,672
22. Projected Completion Date:	May 1999
23. Total Capital Contribution of
 Investment Partnership:	$2,073,594
24. Schedule of Investment Partnerships Capital Contributions:
A. $1,693,431 on the latest of (i) the Admission Date, ,
(ii) closing of the Construction Mortgage or (iii)
receipt of Permanent Mortgage Commitment and the Grant
commitment;
B. $0 on the latest of (i) the Completion Date, (ii) Cost Certification, (iii) State Designation, (iv) receipt of a current endorsement to Title Policy, (v) receipt of
the Construction Contract Payment Letter, (vi) receipt
of an estoppel letter from the Construction Lender,
(vii) compliance with Due Diligence Recommendations and
(viii) satisfaction of all the conditions of the
payment of the First Installment;
C. $239,044 on the latest of (i) the Initial 100%
Qualified Occupancy Date, (ii) Permanent Mortgage Commencement, (iii) State Designation, (iv) Rental
Achievement or (v) satisfaction of all conditions to
the payment of the First and Second Installments; and
D. $141,119 upon the later to occur of (i) Rental
Achievement Confirmation or (ii) satisfaction of all
the conditions of payment of the First Installment,
Second Installment and Third Installment.
25. Missouri Limited Partner:	Missouri Affordable Housing
Fund IX, L.P.
26. Missouri Capital Contribution:	$748,790 (payable in
installments as provided in Section 5.1(a) of the Partnership
Agreement)

27. Construction and Development Fee:		$474,121
28. General Partner:	Phillips Development Corporation

A. Address:	1501 N. University, Suite 740
 		Little Rock, AR 72734
B. Telephone
       Number:	(501) 666-9629
C. Fax
      Number:	(501) 666-3559
D. Contact
      Person:	Chester D. Phillips
29.                         Investment   Special   Missouri
 .  Ownership      General  Limited      Limited   Limited
    Interests      Partner  Partner      Partner   Partner

A. Profits
   Losses and
   Credits           0.01%      99.99%       0%        0%

B. Missouri Credits:    0%         0%        0%      100%

C. Cash Flow         80.0%	     20.000%       0%        0%

D. Capital
   Transactions      80.0%	     19.998%    0.001%    0.001%

29. Management Agent: Phillips Development Corporation

A. Contact Person:     Chester D. Phillips
B. Address:            1501 N. University, Suite 740
                          Little Rock, AR 72207
C. Telephone Number:   (501) 666-9629
D. Amount of Fee:      $30 per occupied unit per month
30. Builder:                 Chester Phillips Construction
                               Company, Inc.
A. Address:            1501 N. University, Suite 740
 Little Rock, AR 72207
B. Contract Price:     $2,706,800
31. Architect:               Williams & Dean Associates Arch.
A. Address:            18 Corporate Hills Dr.
 Suite 210
 Little Rock, AR 72205
B. Amount of
     Architectural Fees: $43,200
32. Auditor and Tax Return
     Preparer:                Little Shaneyfelt & Company
A. Contact Person      Marion Little
B. Address:            3rd Floor - Prospect Building
 1501 N. University
 Little Rock, AR 72207
C. Telephone Number:   (501) 666-2879
33. Federal Taxpayer ID Number:	71-0723030
34. Operating Deficit Guaranty:	The General Partner shall be
obligated for a period of five years beginning on Permanent
 Mortgage Commencement to advance funds necessary to meet cash operating expenses which exceed cash operating income.

35. Operating Reserve: The General Partner shall establish an operating reserve account in the amount of $24,000 on or prior to the Completion Date.

36. Replacement Reserve: Beginning on Permanent Mortgage
 Commencement, the General Partners shall cause thePartnership to deposit at least $13,600 annually into the Replacement Reserve.

37. Building Breakdown: (Not available at this time)

cc:	Boston Capital Communications Limited Partnership
	Accounting Department

Exhibit B

              Certificate of Operating Partnership and
    Operating General Partners Re:  Lack of Disqualifications

	The Operating Partnership and its Operating General Partners (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates (affiliate meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or
(3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) any officer, director, principal, promoter or general partner of any Operating General Partner, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

		(1)	Has filed a registration statement which is the
subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of a any refusal order or stop order thereunder entered within five years prior to the date hereof;

		(2)	Has been convicted of or pleaded nolo contendere
to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity
(which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

		(3)	Is subject to (a) any administrative order,
judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange
Commission (SEC), the Commodities Futures Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

		(4)	Is subject to any pending proceeding in any
jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

		(5)	Is subject to any order, judgment or decree of any
court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminary or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States
Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated section 3005 of Title 39, United
States Code;

		(6)	Is suspended or expelled from membership in, or
suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Secu-rities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading
Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

		(7)	Has, in any application for registration or in any
report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

		(8)	Has willfully violated any provision of the
Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

		(9)	Has willfully aided, abetted, counseled,
commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

		(10)	Has failed reasonably to supervise his agents, if
he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection
(8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

		(11)	Is subject to a currently effective state
administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a custo-mer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

		(12)	Is insolvent, either in the sense that his
liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

		(13)	Is selling or has sold, or is offering or has
offered for sale, in any state securities through any unregistered agent required to be registered under the Pennsylvania Securities Act of 1972, as amended (the Pennsylvania
Act) or for any broker-dealer or issuer with knowledge that such broker- dealer or issuer had not or has not complied with the Pennsylvania Act.

		(14)	If the Operating Partnership is subject to the
requirements of Section 12, 14 or 15(d) of the Securities
Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).